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                                                                     EXHIBIT 5.1


September 9, 2003

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:   NOVA Chemicals Corporation-Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issuance of up to 5,000,000 common shares ("Common Shares") of NOVA Chemicals Corporation, a company incorporated under the laws of the province of Alberta, Canada (the "Company"), pursuant to the NOVA Chemicals Corporation Restricted Stock Unit Plan (the "Plan").

     I have examined such instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

     Based on such examination, I am of the opinion that the 5,000,000 Common Shares to be issued by the Company pursuant to the Plan are validly authorized shares of Common Shares, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                    Yours truly,


                                    /s/ Jack S. Mustoe
                                    Jack S. Mustoe, Esq.
                                    Senior Vice President & General Counsel
                                    NOVA Chemicals Corporation